Press Release Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, MI 48302-0954

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS ALL TIME RECORD SECOND QUARTER RESULTS

Earnings Before Taxes, Net Income, and Earnings Per Share Increase By 650%

SG&A as a Percentage of Gross Profit Improves 1,860 Basis Points

Same-Store Retail Automotive Revenue Increases 97.5%

Share Repurchase Authorization Increases to $250 Million

BLOOMFIELD HILLS, MI, July 28, 2021 – Penske Automotive Group, Inc. (NYSE:PAG), a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers, today announced second quarter and six months 2021 results. For the three months ended June 30, 2021, the company reported a 652.9% increase in income from continuing operations attributable to common shareholders to $338.8 million and a 650.0% increase in related earnings per share to $4.20. This compares to income from continuing operations attributable to common shareholders of $45.0 million, or $0.56 per share, in the prior year. Second quarter income from continuing operations and related earnings per share include charges of $21.4 million, consisting of $12.6 million of debt redemption costs ($0.16 per share) and $8.8 million of charges relating to the increase in U.K. corporate taxes in 2023 ($0.11 per share). Excluding these items, adjusted income from continuing operations increased 700.4% to $360.2 million, and related earnings per share increased 698.2% to $4.47. Foreign exchange positively impacted earnings per share by $0.11.

Second Quarter 2021 Operational Highlights versus Second Quarter 2020

●	Same-Store New and Used Retail Automotive Unit Sales - increased 81.7%
o	New +91.5%; Used +74.7%
●	Total Revenue - increased 91.4% to $7.0 billion from $3.7 billion
●	Same-Store Retail Automotive Revenue - increased 97.5%
o	New Vehicle +104.9%; Used Vehicle +99.4%; Finance & Insurance +119.1%; Service & Parts +59.9%
●	Same-Store Retail Automotive Gross Profit - increased 123.9%
●	Retail Automotive Variable Gross Profit Per Unit - increased 45.8% to $5,155
●	Same-Store Retail Automotive Service & Parts Gross Profit - increased 68.7%, including a 320 bps increase in gross margin
●	Retail Commercial Truck Dealership Earnings Before Taxes – increased 172.1%

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Second Quarter 2021 Operational Highlights versus Second Quarter 2019

●	Same-Store New and Used Retail Automotive Unit Sales - increased 6.1%
o	New +9.7%; Used +3.3%
●	Total Revenue - increased 21.3% to $7.0 billion from $5.8 billion
●	Same-Store Retail Automotive Revenue - increased 23.4%
o	New Vehicle +25.7%; Used Vehicle +26.3%; Finance & Insurance +29.2%; Service & Parts +2.3%
●	Same-Store Retail Automotive Gross Profit - increased 35.0%
●	Retail Automotive Variable Gross Profit Per Unit - increased 48.4% to $5,155
●	Same-Store Retail Automotive Service & Parts Gross Profit - increased 5.5%, including a 190 bps increase in gross margin
●	Retail Commercial Truck Dealership Earnings Before Taxes – increased 109.8%
●	Income from Continuing Operations - increased 187.9% to $338.8 million when compared to $117.7 million. Related earnings per share increased 195.8% to $4.20 when compared to $1.42

Commenting on the company’s results, Chair and CEO Roger Penske said, “Our business produced an all-time record second quarter driven by strength across all areas of our business. Strong volume and vehicle margins, improving service and parts operations, a growing Class 8 commercial truck market, record performance at Penske Transportation Solutions, and continuing cost controls all contributed to the record performance. I am particularly pleased with the continued expense discipline driving a 1,860-basis point improvement in selling, general, and administrative expense as a percent of gross profit.” Penske continued, “Despite the ongoing disruption to new vehicle supply, our performance in the quarter demonstrates the strength of the auto and commercial truck retail model and the benefit from our diversification.”

For the six months ended June 30, 2021, the company reported a 439.6% increase in income from continuing operations attributable to common shareholders to $521.3 million and a 438.3% increase in related earnings per share to $6.46. This compares to income from continuing operations attributable to common shareholders of $96.6 million, or $1.20 per share, in the prior year. Excluding the charges noted above, adjusted income from continuing operations increased 461.8% to $542.7 million, and related earnings per share increased 460.8% to $6.73. Foreign exchange positively impacted earnings per share by $0.16. Total revenue increased 47.4% to $12.8 billion from $8.7 billion in the same period last year.

CarShop Used Vehicle SuperCenters

Penske Automotive Group operates nineteen CarShop Used Vehicle SuperCenters in the U.S. and U.K. The CarShop SuperCenters experienced significant improvement in the second quarter principally due to the reopening of the U.K.-based showrooms from COVID-19 restrictions beginning in April. For the three months ended June 30, 2021, retail unit sales increased by 184.0% to 18,742 while revenue increased by 207.9% to $408.2 million. For the six months ended June 30, 2021, retail unit sales increased by 31.5% to 30,137 while revenue increased by 48.6% to $650.8 million.

Retail Commercial Truck Dealerships

For the three months ended June 30, 2021, earnings before taxes increased 172.1% to $39.7 million compared to $14.6 million in the same period last year, return on sales was 6.3%, and fixed cost absorption was 133.0%. For the six months ended June 30, 2021, earnings before taxes increased 137.4% to $67.2 million compared to $28.3 million in the same period last year and return on sales was 6.3%. The increase in earnings before taxes was principally driven by a 34.3% same-store increase in

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new trucks sales and an increase in new and used truck gross margin, coupled with an 18.0% increase in same-store service and parts gross profit.

On April 13, 2021, the company announced that it had completed its acquisition of Kansas City Freightliner (“KCFL”), which is expected to add approximately $450 million in annualized revenue. PTG now operates 35 locations throughout the U.S. and Canada which provide services such as new and used truck sales, parts and service, and collision repair.

Penske Transportation Solutions Investment

Penske Transportation Solutions (“PTS”) is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and six months ended June 30, 2021, the company recorded $102.5 million and $156.2 million in earnings compared to $29.9 million and $43.5 million for the same period last year. The increase was principally driven by a strong North American Class 8 truck market and increased demand for the company’s full-service leasing, rental, and logistics services, coupled with improved efficiency and a reduction in operating expenses which drove a 15.4% return on sales for PTS during the second quarter 2021.

Corporate Development and Liquidity

As mentioned above, we acquired “KCFL” in April 2021, which we expect to add $450 million in annualized revenue. In addition, in June 2021, we acquired Mercedes-Benz of South Charlotte, which is expected to add $150 million in annualized revenues. We are also constructing an Audi dealership in Southern California and a Honda dealership in Texas, both of which are expected to open either in late 2021 or early in 2022 and collectively generate approximately $100 million in annualized revenue.

During the second quarter, we opened one CarShop Used Vehicle SuperCenter in the U.S. and one CarShop Used Vehicle SuperCenter in the U.K. We also expect to open an additional four locations by the end of 2021. We are targeting 40 locations, 150,000 in unit sales, and $100 million of earnings before taxes in the CarShop Used Vehicle SuperCenter operations by the end of 2023.

During the second quarter of 2021, we issued $500 million in aggregate principal amount of 3.75% senior subordinated notes due 2029, the proceeds of which were used to redeem our $500 million in aggregate principal amount of 5.50% senior subordinated notes due 2026 on June 24, 2021. The redemption resulted in $12.6 million in debt redemption costs noted above.

As of June 30, 2021, the company had available liquidity under its various credit agreements of approximately $1.1 billion.

Dividend and Share Repurchases

On July 21, 2021, we announced an increase in the quarterly dividend to $0.45 per share payable on September 1, 2021, to shareholders of record as of August 10, 2021.

During the six months ended June 30, 2021, we repurchased 495,307 shares of our outstanding common stock for $40.9 million, or an average of $82.63 per share. At the end of the second quarter, we had $142.5 million available under our securities repurchase program approved by our Board of Directors. In July 2021, our Board of Directors increased the share repurchase authority to $250 million.

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Conference Call

Penske Automotive Group will host a conference call discussing financial results relating to the second quarter of 2021 on Wednesday, July 28, 2021, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (866) 996-5381 [International, please dial (602) 585-9891] using access code 9670988. The call will also be simultaneously broadcast over the Internet through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2021 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers. PAG operates dealerships principally in the United States, the United Kingdom, Canada, Germany, and Italy and is the largest retailer of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. Additionally, PAG owns 28.9% of Penske Transportation Solutions, a business that manages a fleet of over 330,000 vehicles providing innovative transportation, supply chain, and technology solutions to North American fleets. PAG is a member of the Fortune 500, Russell 1000, and Russell 3000 indexes and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and adjusted earnings before interest, taxes, depreciation, and amortization. The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s financial performance. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, the duration, severity, and resolution of the COVID-19 pandemic, government mandated restrictions on our business in light of COVID-19 or otherwise, economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, new rules in place after the recent Brexit accord between the European Union and the U.K. could slow parts originating in the U.K. or Europe for distribution to our dealerships, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to the COVID-19 pandemic, the shortage of automotive semiconductor chips or other components, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should

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be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions, and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2020, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony R. Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Statements of Income

(Amounts In Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	Change	2021	2020	Change
Revenue	$6,987.5	$3,651.1	91.4%	$12,761.3	$8,660.2	47.4%
Cost of Sales	5,804.8	3,098.2	87.4%	10,665.4	7,330.6	45.5%
Gross Profit	$1,182.7	$552.9	113.9%	$2,095.9	$1,329.6	57.6%
SG&A Expenses	749.8	453.6	65.3%	1,414.1	1,095.4	29.1%
Depreciation	30.2	27.9	8.2%	59.5	56.4	5.5%
Operating Income	$402.7	$71.4	464.0%	$622.3	$177.8	250.0%
Floor Plan Interest Expense	(7.9)	(11.7)	(32.5)%	(17.4)	(29.4)	(40.8)%
Other Interest Expense	(19.7)	(28.4)	(30.6)%	(37.6)	(60.1)	(37.4)%
Debt Redemption Costs	(17.0)	—	nm %	(17.0)	—	nm %
Equity in Earnings of Affiliates	105.6	29.9	253.2%	161.0	44.4	262.6%
Income from Continuing Operations Before Income Taxes	$463.7	$61.2	657.7%	$711.3	$132.7	436.0%
Income Taxes	(123.4)	(16.5)	647.9%	(187.9)	(36.6)	413.4%
Income from Continuing Operations	$340.3	$44.7	661.3%	$523.4	$96.1	444.6%
Income from Discontinued Operations, net of tax	0.1	0.1	nm	0.1	0.2	nm
Net Income	$340.4	$44.8	659.8%	$523.5	$96.3	443.6%
Less: Income (Loss) Attributable to Non-Controlling Interests	1.5	(0.3)	nm	2.1	(0.5)	nm
Net Income Attributable to Common Shareholders	$338.9	$45.1	651.4%	$521.4	$96.8	438.6%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$340.3	$44.7	661.3%	$523.4	$96.1	444.6%
Less: Income (Loss) Attributable to Non-Controlling Interests	1.5	(0.3)	nm	2.1	(0.5)	nm
Income from Continuing Operations, net of tax	$338.8	$45.0	652.9%	$521.3	$96.6	439.6%
Income from Discontinued Operations, net of tax	0.1	0.1	nm	0.1	0.2	nm
Net Income Attributable to Common Shareholders	$338.9	$45.1	651.4%	$521.4	$96.8	438.6%
Income from Continuing Operations Per Share	$4.20	$0.56	650.0%	$6.46	$1.20	438.3%
Income Per Share	$4.20	$0.56	650.0%	$6.46	$1.20	438.3%
Weighted Average Shares Outstanding	80.7	80.5	0.2%	80.7	80.8	(0.1)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Condensed Balance Sheets

(Amounts In Millions)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets:
Cash and Cash Equivalents	$165.2	$49.5
Accounts Receivable, Net	913.3	806.9
Inventories	2,936.9	3,425.6
Other Current Assets	126.9	126.8
Total Current Assets	4,142.3	4,408.8
Property and Equipment, Net	2,410.0	2,404.4
Operating Lease Right-of-Use Assets	2,444.9	2,416.5
Intangibles	2,676.5	2,491.8
Other Long-Term Assets	1,633.1	1,525.7
Total Assets	$13,306.8	$13,247.2

Liabilities and Equity:
Floor Plan Notes Payable	$1,383.7	$1,780.5
Floor Plan Notes Payable – Non-Trade	1,182.0	1,363.8
Accounts Payable	838.0	675.4
Accrued Expenses and Other Current Liabilities	916.8	767.2
Current Portion Long-Term Debt	81.5	87.5
Liabilities Held for Sale	0.5	0.5
Total Current Liabilities	4,402.5	4,674.9
Long-Term Debt	1,436.3	1,602.1
Long-Term Operating Lease Liabilities	2,375.5	2,350.3
Other Long-Term Liabilities	1,329.8	1,293.8
Total Liabilities	9,544.1	9,921.1
Equity	3,762.7	3,326.1
Total Liabilities and Equity	$13,306.8	$13,247.2

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PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Operations

Selected Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Geographic Revenue Mix:
North America	60.7%	67.2%	60.2%	62.3%
U.K.	31.4%	22.9%	31.7%	28.9%
Other International	7.9%	9.9%	8.1%	8.8%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,197.6	$3,153.5	$11,404.5	$7,570.1
Retail Commercial Trucks	625.3	399.2	1,060.0	890.6
Commercial Vehicles Australia/Power Systems	164.6	98.4	296.8	199.5
Total	$6,987.5	$3,651.1	$12,761.3	$8,660.2

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,040.4	$466.3	$1,840.3	$1,144.4
Retail Commercial Trucks	102.7	60.2	182.7	129.0
Commercial Vehicles Australia/Power Systems	39.6	26.4	72.9	56.2
Total	$1,182.7	$552.9	$2,095.9	$1,329.6

Gross Margin:
Retail Automotive	16.8%	14.8%	16.1%	15.1%
Retail Commercial Trucks	16.4%	15.1%	17.2%	14.5%
Commercial Vehicles Australia/Power Systems	24.1%	26.8%	24.6%	28.2%
Total	16.9%	15.1%	16.4%	15.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2021	2020	2021	2020
Operating Items as a Percentage of Revenue:
Gross Profit	16.9%	15.1%	16.4%	15.4%
Selling, General and Administrative Expenses	10.7%	12.4%	11.1%	12.6%
Operating Income	5.8%	2.0%	4.9%	2.1%
Income from Continuing Operations Before Income Taxes	6.6%	1.7%	5.6%	1.5%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	63.4%	82.0%	67.5%	82.4%
Operating Income	34.0%	12.9%	29.7%	13.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Amounts in Millions)	2021	2020	2021	2020

EBITDA (1)	$513.6	$117.5	$808.4	$249.2
Floorplan Credits	$14.9	$8.4	$27.2	$17.0
Rent Expense	$59.5	$56.5	$118.4	$114.4

(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	Change		2021	2020	Change
Retail Automotive Units:
New Retail	57,789	30,687	88.3%		108,198	73,874	46.5%
Used Retail	74,708	42,606	75.3%		135,151	105,656	27.9%
Total	132,497	73,293	80.8%		243,349	179,530	35.5%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,811.3	$1,384.7	103.0%		$5,232.7	$3,249.2	61.0%
Used Vehicles	2,327.6	1,166.0	99.6%		4,135.6	2,785.6	48.5%
Finance and Insurance, Net	212.3	97.1	118.6%		381.1	241.5	57.8%
Service and Parts	546.2	345.2	58.2%		1,049.4	858.5	22.2%
Fleet and Wholesale	300.2	160.5	87.0%		605.7	435.3	39.1%
Total Revenue	$6,197.6	$3,153.5	96.5%		$11,404.5	$7,570.1	50.7%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$276.6	$106.2	160.5%		$481.6	$244.8	96.7%
Used Vehicles	194.1	55.8	247.8%		303.5	141.7	114.2%
Finance and Insurance, Net	212.3	97.1	118.6%		381.1	241.5	57.8%
Service and Parts	337.0	201.2	67.5%		642.4	504.9	27.2%
Fleet and Wholesale	20.4	6.0	240.0%		31.7	11.5	175.7%
Total Gross Profit	$1,040.4	$466.3	123.1%		$1,840.3	$1,144.4	60.8%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$48,648	$45,124	7.8%		$48,363	$43,983	10.0%
Used Vehicles	31,156	27,368	13.8%		30,599	26,365	16.1%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$4,786	$3,462	38.2%		$4,451	$3,315	34.3%
Used Vehicles	2,598	1,310	98.3%		2,246	1,341	67.5%
Finance and Insurance	1,603	1,324	21.1%		1,566	1,345	16.4%

Retail Automotive Gross Margin:
New Vehicles	9.8%	7.7%	+210	bps	9.2%	7.5%	+170	bps
Used Vehicles	8.3%	4.8%	+350	bps	7.3%	5.1%	+220	bps
Service and Parts	61.7%	58.3%	+340	bps	61.2%	58.8%	+240	bps
Fleet and Wholesale	6.8%	3.7%	+310	bps	5.2%	2.6%	+260	bps
Total Gross Margin	16.8%	14.8%	+200	bps	16.1%	15.1%	+100	bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	45.4%	43.9%	+150	bps	45.9%	42.9%	+300	bps
Used Vehicles	37.6%	37.0%	+60	bps	36.3%	36.8%	(50)	bps
Finance and Insurance, Net	3.4%	3.1%	+30	bps	3.3%	3.2%	+10	bps
Service and Parts	8.8%	10.9%	(210)	bps	9.2%	11.3%	(210)	bps
Fleet and Wholesale	4.8%	5.1%	(30)	bps	5.3%	5.8%	(50)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	26.6%	22.8%	+380	bps	26.2%	21.4%	+480	bps
Used Vehicles	18.7%	12.0%	+670	bps	16.5%	12.4%	+410	bps
Finance and Insurance, Net	20.4%	20.8%	(40)	bps	20.7%	21.1%	(40)	bps
Service and Parts	32.4%	43.1%	(1,070)	bps	34.9%	44.1%	(920)	bps
Fleet and Wholesale	1.9%	1.3%	+60	bps	1.7%	1.0%	+70	bps
Total	100.0%	100.0%			100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations Same-Store

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	Change		2021	2020	Change
Retail Automotive Same-Store Units:
New Retail	57,622	30,088	91.5%		107,944	72,463	49.0%
Used Retail	73,270	41,952	74.7%		133,085	104,004	28.0%
Total	130,892	72,040	81.7%		241,029	176,467	36.6%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,797.2	$1,365.3	104.9%		$5,212.0	$3,202.9	62.7%
Used Vehicles	2,295.6	1,151.3	99.4%		4,090.6	2,748.2	48.8%
Finance and Insurance, Net	209.9	95.8	119.1%		377.7	238.2	58.6%
Service and Parts	543.5	340.0	59.9%		1,045.7	844.3	23.9%
Fleet and Wholesale	298.6	159.0	87.8%		602.3	425.2	41.7%
Total Revenue	$6,144.8	$3,111.4	97.5%		$11,328.3	$7,458.8	51.9%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$274.9	$105.3	161.1%		$479.3	$242.4	97.7%
Used Vehicles	191.8	55.5	245.6%		300.7	140.2	114.5%
Finance and Insurance, Net	209.9	95.8	119.1%		377.7	238.2	58.6%
Service and Parts	334.8	198.5	68.7%		639.3	497.1	28.6%
Fleet and Wholesale	20.4	5.8	251.7%		31.7	11.2	183.0%
Total Gross Profit	$1,031.8	$460.9	123.9%		$1,828.7	$1,129.1	62.0%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$48,544	$45,378	7.0%		$48,285	$44,201	9.2%
Used Vehicles	31,330	27,444	14.2%		30,737	26,424	16.3%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$4,770	$3,499	36.3%		$4,440	$3,345	32.7%
Used Vehicles	2,618	1,322	98.0%		2,260	1,348	67.7%
Finance and Insurance	1,604	1,330	20.6%		1,567	1,350	16.1%

Retail Automotive Same-Store Gross Margin:
New Vehicles	9.8%	7.7%	+210	bps	9.2%	7.6%	+160	bps
Used Vehicles	8.4%	4.8%	+360	bps	7.4%	5.1%	+230	bps
Service and Parts	61.6%	58.4%	+320	bps	61.1%	58.9%	+220	bps
Fleet and Wholesale	6.8%	3.6%	+320	bps	5.3%	2.6%	+270	bps
Total Gross Margin	16.8%	14.8%	+200	bps	16.1%	15.1%	+100	bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	45.5%	43.9%	+160	bps	46.0%	42.9%	+310	bps
Used Vehicles	37.4%	37.0%	+40	bps	36.1%	36.8%	(70)	bps
Finance and Insurance, Net	3.4%	3.1%	+30	bps	3.3%	3.2%	+10	bps
Service and Parts	8.8%	10.9%	(210)	bps	9.2%	11.3%	(210)	bps
Fleet and Wholesale	4.9%	5.1%	(20)	bps	5.4%	5.8%	(40)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	26.6%	22.8%	+380	bps	26.2%	21.5%	+470	bps
Used Vehicles	18.6%	12.0%	+660	bps	16.4%	12.4%	+400	bps
Finance and Insurance, Net	20.3%	20.8%	(50)	bps	20.7%	21.1%	(40)	bps
Service and Parts	32.4%	43.1%	(1,070)	bps	35.0%	44.0%	(900)	bps
Fleet and Wholesale	2.1%	1.3%	+80	bps	1.7%	1.0%	+70	bps
Total	100.0%	100.0%			100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	Change		2021	2020	Change
Retail Commercial Truck Units:
New Retail	3,314	2,063	60.6%		5,479	4,874	12.4%
Used Retail	832	773	7.6%		1,673	1,471	13.7%
Total	4,146	2,836	46.2%		7,152	6,345	12.7%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$399.2	$235.5	69.5%		$646.7	$553.8	16.8%
Used Vehicles	59.0	36.9	59.9%		110.0	71.5	53.8%
Finance and Insurance, Net	3.8	3.2	18.8%		6.9	6.4	7.8%
Service and Parts	157.3	111.6	40.9%		281.9	236.0	19.4%
Wholesale and Other	6.0	12.0	(50.0)%		14.5	22.9	(36.7)%
Total Revenue	$625.3	$399.2	56.6%		$1,060.0	$890.6	19.0%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$19.6	$9.6	104.2%		$33.8	$22.1	52.9%
Used Vehicles	9.5	(2.9)	427.6%		15.9	(5.3)	400.0%
Finance and Insurance, Net	3.8	3.2	18.8%		6.9	6.4	7.8%
Service and Parts	66.3	49.2	34.8%		119.0	102.5	16.1%
Wholesale and Other	3.5	1.1	218.2%		7.1	3.3	115.2%
Total Gross Profit	$102.7	$60.2	70.6%		$182.7	$129.0	41.6%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$120,445	$114,176	5.5%		$118,026	$113,621	3.9%
Used Vehicles	70,932	47,721	48.6%		65,729	48,622	35.2%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$5,909	$4,640	27.3%		$6,176	$4,534	36.2%
Used Vehicles	11,381	(3,731)	405.0%		9,518	(3,626)	362.5%
Finance and Insurance	916	1,134	(19.2)%		971	1,008	(3.7)%

Retail Commercial Truck Gross Margin:
New Vehicles	4.9%	4.1%	80	bps	5.2%	4.0%	+120	bps
Used Vehicles	16.1%	(7.9)%	2,400	bps	14.5%	(7.4)%	2,190	bps
Service and Parts	42.1%	44.1%	(200)	bps	42.2%	43.4%	(120)	bps
Total Gross Margin	16.4%	15.1%	+130	bps	17.2%	14.5%	+270	bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	63.8%	59.0%	+480	bps	61.0%	62.2%	(120)	bps
Used Vehicles	9.4%	9.2%	20	bps	10.4%	8.0%	+240	bps
Finance and Insurance, Net	0.6%	0.8%	(20)	bps	0.7%	0.7%	---	bps
Service and Parts	25.2%	28.0%	(280)	bps	26.6%	26.5%	10	bps
Wholesale and Other	1.0%	3.0%	(200)	bps	1.3%	2.6%	(130)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	19.1%	15.9%	+320	bps	18.5%	17.1%	+140	bps
Used Vehicles	9.3%	(4.8)%	1,410	bps	8.7%	(4.1)%	1,280	bps
Finance and Insurance, Net	3.7%	5.3%	(160)	bps	3.8%	5.0%	(120)	bps
Service and Parts	64.6%	81.7%	(1,710)	bps	65.1%	79.5%	(1,440)	bps
Wholesale and Other	3.3%	1.9%	+140	bps	3.9%	2.5%	+140	bps
Total	100.0%	100.0%			100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.

Retail Commercial Truck Operations Same-Store

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	Change		2021	2020	Change
Retail Commercial Truck Same-Store Units:
New Retail	2,770	2,063	34.3%		4,935	4,874	1.3%
Used Retail	803	773	3.9%		1,644	1,471	11.8%
Total	3,573	2,836	26.0%		6,579	6,345	3.7%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$339.9	$235.5	44.3%		$587.5	$553.8	6.1%
Used Vehicles	56.8	36.9	53.9%		107.7	71.5	50.6%
Finance and Insurance, Net	3.7	3.2	15.6%		6.9	6.4	7.8%
Service and Parts	136.3	111.6	22.1%		260.9	236.0	10.6%
Wholesale and Other	6.0	12.0	(50.0)%		14.5	22.9	(36.7)%
Total Revenue	$542.7	$399.2	35.9%		$977.5	$890.6	9.8%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$17.9	$9.6	86.5%		$32.2	$22.1	45.7%
Used Vehicles	9.1	(2.9)	413.8%		15.5	(5.3)	392.5%
Finance and Insurance, Net	3.7	3.2	15.6%		6.9	6.4	7.8%
Service and Parts	58.0	49.2	17.9%		110.7	102.5	8.0%
Wholesale and Other	3.5	1.0	250.0%		6.9	3.2	115.6%
Total Gross Profit	$92.2	$60.1	53.4%		$172.2	$128.9	33.6%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$122,722	$114,176	7.5%		$119,038	$113,621	4.8%
Used Vehicles	70,723	47,721	48.2%		65,536	48,622	34.8%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$6,462	$4,640	39.3%		$6,516	$4,534	43.7%
Used Vehicles	11,276	(3,731)	402.2%		9,434	(3,626)	360.2%
Finance and Insurance	1,047	1,134	(7.7)%		1,047	1,008	3.9%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.3%	4.1%	+120	bps	5.5%	4.0%	+150	bps
Used Vehicles	16.0%	(7.9)%	+2,390	bps	14.4%	(7.4)%	+2,180	bps
Service and Parts	42.6%	44.1%	(150)	bps	42.4%	43.4%	(100)	bps
Total Gross Margin	17.0%	15.1%	+190	bps	17.6%	14.5%	+310	bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	62.6%	59.0%	+360	bps	60.1%	62.2%	(210)	bps
Used Vehicles	10.5%	9.2%	+130	bps	11.0%	8.0%	+300	bps
Finance and Insurance, Net	0.7%	0.8%	(10)	bps	0.7%	0.7%	---	bps
Service and Parts	25.1%	28.0%	(290)	bps	26.7%	26.5%	+20	bps
Wholesale and Other	1.1%	3.0%	(190)	bps	1.5%	2.6%	(110)	bps
Total	100.0%	100.0%			100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	19.4%	16.0%	+340	bps	18.7%	17.1%	+160	bps
Used Vehicles	9.9%	(4.8)%	+1,470	bps	9.0%	(4.1)%	+1,310	bps
Finance and Insurance, Net	4.0%	5.3%	(130)	bps	4.0%	5.0%	(100)	bps
Service and Parts	62.9%	81.9%	(1,900)	bps	64.3%	79.5%	(1,520)	bps
Wholesale and Other	3.8%	1.6%	+220	bps	4.0%	2.5%	+150	bps
Total	100.0%	100.0%			100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.

Supplemental Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	23%	22%	23%	22%
Audi	12%	13%	12%	13%
Mercedes-Benz	10%	10%	10%	10%
Land Rover / Jaguar	9%	8%	9%	9%
Porsche	7%	7%	7%	7%
Ferrari / Maserati	2%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Premium	70%	70%	71%	71%
Volume Non-U.S.:
Toyota	11%	12%	11%	11%
Honda	6%	7%	6%	6%
Volkswagen	2%	2%	2%	2%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Volume Non-U.S.	22%	24%	22%	22%
U.S.:
General Motors / Chrysler / Ford	1%	2%	1%	1%
CarShop Used Vehicle SuperCenters	7%	4%	6%	6%
Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Capital Expenditures / Stock Repurchases:	2021	2020	2021	2020
(Amounts in Millions)
Capital expenditures	$48.4	$51.1	$90.8	$76.8
Cash paid for acquisitions, net of cash acquired	$278.0	$—	$278.0	$—
Stock repurchases
Aggregate purchase price	$40.9	$4.8	$40.9	$34.2
Shares repurchased	0.5	0.1	0.5	1.0

Balance Sheet and Other Highlights:	June 30, 2021	December 31, 2020
(Amounts in Millions)
Cash and Cash Equivalents	$165.2	$49.5
Inventories	$2,936.9	$3,425.6
Total Floorplan Notes Payable	$2,565.7	$3,144.3
Total Long-Term Debt	$1,517.8	$1,689.6
Equity	$3,762.7	$3,326.1

Debt to Total Capitalization Ratio	28.7%	33.7%
Leverage Ratio	1.0x	1.8x

New vehicle days' supply	26 days	50 days
Used vehicle days' supply	38 days	48 days

13

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations

(Unaudited)

The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and six months ended June 30, 2021, and 2020:

Income from Continuing Operations:

	Three Months Ended			Six Months Ended
(Amounts in Millions)	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change

Income from Continuing Operations	$338.8	$45.0	652.9%	$521.3	$96.6	439.6%
U.K. tax legislation changes (1)	8.8	—	nm	8.8	—	nm
Debt redemption costs (2)	12.6	—	nm	12.6	—	nm
Adjusted Income from Continuing Operations	$360.2	$45.0	700.4%	$542.7	$96.6	461.8%

Earnings Per Share:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change

Earnings Per Share from Continuing Operations	$4.20	$0.56	650.0%	$6.46	$1.20	438.3%
U.K. tax legislation changes (1)	0.11	—	nm	0.11	—	nm
Debt redemption costs (2)	0.16	—	nm	0.16	—	nm
Adjusted Earnings Per Share from Continuing Operations	$4.47	$0.56	698.2%	$6.73	$1.20	460.8%

(1)	Related to revaluation of our U.K. deferred tax assets and liabilities due to an increase in the U.K. corporate tax rate from 19% currently to 25%, effective April 1, 2023
(2)	Related to a $17.0 million expense in connection with the redemption of our 5.50% senior subordinated notes due 2026, resulting in an after-tax charge of $12.6 million, or $0.16 per share

The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and six months ended June 30, 2021, and 2020:

	Three Months Ended
	June 30,		2021 vs. 2020
(Amounts in Millions)	2021	2020	Change	% Change

Net Income	$340.4	$44.8	$295.6	659.8%
Add: Depreciation	30.2	27.9	2.3	8.2%
Other Interest Expense	19.7	28.4	(8.7)	(30.6)%
Income Taxes	123.4	16.5	106.9	647.9%
Income from Discontinued Operations, net of tax	(0.1)	(0.1)	—	nm
EBITDA	$513.6	$117.5	$396.1	337.1%
Add: Debt redemption costs (see above)	17.0	—	17.0	nm
Adjusted EBITDA	$530.6	$117.5	$413.1	351.6%

	Six Months Ended
	June 30,		2021 vs. 2020
(Amounts in Millions)	2021	2020	Change	% Change

Net Income	$523.5	$96.3	$427.2	443.6%
Add: Depreciation	59.5	56.4	3.1	5.5%
Other Interest Expense	37.6	60.1	(22.5)	(37.4)%
Income Taxes	187.9	36.6	151.3	413.4%
Income from Discontinued Operations, net of tax	(0.1)	(0.2)	0.1	nm
EBITDA	$808.4	$249.2	$559.2	224.4%
Add: Debt redemption costs (see above)	17.0	—	17.0	nm
Adjusted EBITDA	$825.4	$249.2	$576.2	231.2%

nm – not meaningful

14